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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 13, 2003





                            SUPERIOR GALLERIES, INC.
                            ------------------------
              (Exact name of registrant a specified in its Charter)



         DELAWARE                      0-27121                    35-2208007
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)



            9478 WEST OLYMPIC BLVD., BEVERLY HILLS, CALIFORNIA 90212
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 203-9855

                                 NOT APPLICABLE
                           ------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 13, 2003, Superior Galleries, Inc. (the "Company") entered into a Commercial Loan and Security Agreement with Stanford Financial Group Company ("Stanford"), pursuant to which Stanford agreed to make available to the Company up to $7.5 million in financing under a line of credit, which will permit the Company to provide loans to the Company's customers, which loans will be secured by property consigned to the Company for auction, or which is otherwise in the Company's possession, custody and control.

         In order to secure its obligations under the Commercial Loan and Security Agreement, the Company granted to Stanford a security interest in certain of the Company's inventory, contract rights, documents, notes held by the Company and related security interests, documents and instruments relating to notes, records, insurance policies and proceeds.

         Stanford is an affiliate of Stanford Venture Capital Holdings, Inc., which beneficially owns approximately 61% of the currently outstanding common stock of the Company. For these purposes, "beneficial ownership" is calculated in the manner specified in Rule 13d-3 promulgated under the Securities Exchange Act, as amended.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

                  10.1 Commercial Loan and Security Agreement dated as of October 1, 2003 between Superior Galleries, Inc. and Stanford Financial Group Company (filed herewith).

                  10.2 Commercial Note, dated as of October 1, 2003, in the maximum principal amount of $7,500,000 by Superior Galleries, Inc. in favor of Stanford Financial Group Company (filed herewith).



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2003                      SUPERIOR GALLERIES, INC.



                                             By: /S/ Paul Biberkraut
                                                --------------------------------
                                                Paul Biberkraut,
                                                Chief Financial Officer